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                                                                    EXHIBIT 12.1


                                 GREY WOLF, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES


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
                                                                   THREE MONTHS
                                                                       ENDED                  YEAR ENDED DECEMBER 31,
                                                                     MARCH 31,  ----------------------------------------------------
                                                                       2003       2002      2001       2000       1999       1998
                                                                   -----------------------------------------------------------------
Pretax income from continuing operations:                            (14,148)   (29,693)   111,306    (9,661)   (56,818)   (111,164)

Add:
          Fixed charges:
                  Interest, whether expensed or capitalized            5,745     22,748     22,811    22,656     22,706      20,244
                  Amortization of debt expense and discount or
                  premium                                                292      1,180      1,280     1,280      1,348       1,377
                                                                     -------    -------    -------    ------    -------    --------
Earnings as adjusted                                                  (8,111)    (5,765)   135,397    14,275    (32,764)    (89,543)
                                                                     =======    =======    =======    ======    =======    ========
Fixed Charges                                                          6,037     23,928     24,091    23,936     24,054      21,621
                                                                     =======    =======    =======    ======    =======    ========
Ratio of Earnings to Fixed Charges or Deficiency                          --         --       5.62      0.60         --          --
                                                                     =======    =======    =======    ======    =======    ========

Series B preferred stock subscription dividend requirement                 0          0          0         0          0           0
                                                                     -------    -------    -------    ------    -------    --------
Ratio of Earnings to Fixed Charges and preferred stock dividends        0.00       0.00       5.62      0.60       0.00        0.00
                                                                     =======    =======    =======    ======    =======    ========
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